                                                             OMB APPROVAL
                                                      --------------------------
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Citizens Banking Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[CITIZENS BANKING CORPORATION LOGO]
328 S. Saginaw St.
Flint, Michigan 48502

                                                             THOMAS W. GALLAGHER
                                                   General Counsel and Secretary


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 2003

To the Shareholders of Citizens Banking Corporation:

         Notice is hereby given that the annual meeting of shareholders of Citizens Banking Corporation (the "Corporation") will be held in the Presidential Ball Room located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Tuesday, April 15, 2003, at 10:00 a.m., local time, for the following purposes:

         (1) To elect four (4) Class II directors to serve a three (3) year term and until their successors are duly elected and qualify; and

         (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS NOMINATED. ---

         Shareholders of record of the Corporation's common stock outstanding at the close of business on February 28, 2003 are entitled to notice of and to vote at the meeting.

         You are invited to attend this meeting. Please date, sign and return your proxy promptly in the enclosed, stamped envelope whether or not you plan to be present at the meeting. In the alternative you may vote via the Internet or by telephone by following the procedures set forth on the enclosed proxy card. You may still vote in person if you attend the meeting and are a shareholder of record or have a legal proxy from a shareholder of record.

                                       By Order of the Board of Directors


                                       /s/ Thomas W. Gallagher
                                       -----------------------
                                       Thomas W. Gallagher
                                       General Counsel and Secretary



Flint, Michigan
March 14, 2003

[CITIZENS BANKING CORPORATION LOGO]


                          Citizens Banking Corporation
                            328 South Saginaw Street
                              Flint, Michigan 48502

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Citizens Banking Corporation (the "Corporation") to be used at the annual meeting of shareholders of the Corporation and any adjournments thereof. The annual meeting will be held on April 15, 2003 at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders.

         This proxy statement, the proxy and the notice of annual meeting of shareholders are first being provided to shareholders on or about March 14, 2003.

         The shareholders of the common stock of the Corporation ("Common Stock") as of the close of business on February 28, 2003 will be entitled to be present and to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon at the meeting. On February 28, 2003, there were 43,503,508 shares of Common Stock outstanding and entitled to vote. The Corporation has no other class of stock issued and outstanding at this time that is entitled to vote at the meeting. The board of directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. Instead of returning signed proxy cards, shareholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to give their voting instructions and confirm that shareholders' instructions have been recorded properly. Specific instructions for shareholders of record that wish to use the Internet or telephone voting procedures are included on the enclosed proxy card. Shareholders who vote via the Internet or by telephone do not need to mail their proxy cards. Any proxy or prior Internet or telephone vote may be revoked by the person giving it at any time before the meeting by giving written notice of such revocation to the secretary of the Corporation, by executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy or Internet or telephone vote, or, if you are a shareholder of record or have a legal proxy from a shareholder of record, by voting in person at the annual meeting.

         THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED THEREIN AND WHERE NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED IN FAVOR OF THE ELECTION OF THE CLASS II NOMINEES IDENTIFIED HEREIN. Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to the election of directors, only those cast "for" are included. Withheld votes are counted only for purposes of determining whether a quorum is present at the annual meeting.

         The cost of soliciting proxies will be borne by the Corporation. Proxies will be solicited primarily by mail. The Corporation has, however, retained the firm of Georgeson Shareholder Communications, Inc., specialists in proxy solicitation, to solicit proxies on its behalf from brokers, bank nominees, and other institutional holders of its stock at an anticipated cost of $8,500 plus certain out-of-pocket expenses. Proxies may also be solicited by directors, officers and other employees of the Corporation and its subsidiaries personally, and by telephone, facsimile, or other means. No additional compensation will be paid to directors, officers, or employees for any such solicitation nor is any such solicitation expected to result in more than a minimal cost to the Corporation. Arrangements may also be made directly by the Corporation with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by them and to obtain authorization for the execution of proxies. The Corporation may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

         The persons named in the proxy to represent shareholders who are present by proxy at the meeting are Richard J. Dolinski and Lawrence O. Erickson.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table below includes all of the shareholders of the Corporation known by the Corporation to beneficially own more than five percent of its Common Stock as of February 28, 2003.

                                                                                                                           COMMON
                                                                                                                           STOCK
                                                                                                                        BENEFICIALLY
                                                                                                                         OWNED AS A
                                                                                                                         PERCENTAGE
                                                                                                                             OF
                          COMMON STOCK                                                                                  OUTSTANDING
 NAME AND ADDRESS OF      BENEFICIALLY               INVESTMENT POWER                        VOTING POWER               COMMON STOCK
   BENEFICIAL OWNER          OWNED         -----------------------------------  -------------------------------------
                                              SOLE        SHARED      NONE         SOLE          SHARED       NONE

CenTra, Inc.
12225 Stephens
Warren, Michigan
48089(1/)                  3,268,870      3,147,168      121,702     -0-         3,147,168       121,702       -0-         7.51%

CB Wealth
Management, N.A.
328 S. Saginaw St.
Flint, Michigan
48502(2/)                  3,038,885        929,731      656,658  1,452,496      1,366,348     1,467,336    205,201        6.99%



-------------------

(1/) The information furnished for CenTra, Inc. is based upon data which have been supplied to the Corporation by CenTra, Inc. As set forth in the table, CenTra, Inc. shares investment and voting power with respect to 121,702 shares. Such powers are shared with the Manuel J. Moroun Trust under agreement dated March 4, 1977, for the benefit of Manuel J. Moroun.

(2/) As fiduciary, CB Wealth Management, N.A., a wholly owned subsidiary of the Corporation, will not vote the shares held by it in trusts or estates unless the governing document requires CB Wealth Management, N.A. to exercise such power. In this regard the 1,366,105 shares held in trust for the benefit of persons participating in the Corporation's Section 401(k) Plan which are included in the shared voting power column will be voted by CB Wealth Management, N.A. as trustee in the exercise of its fiduciary discretion if the participant fails to direct CB Wealth Management, N.A. on how to vote the shares pursuant to the requirements of the Plan and Department of Labor regulations. Shares held in all other trusts or estates shall not be voted unless a co-fiduciary unrelated to CB Wealth Management, N.A. votes the shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of the Corporation's Common Stock beneficially owned as of February 28, 2003, together with the percentage of the outstanding shares which such ownership represents, by (i) each director and nominee for election to the board of directors, (ii) each executive officer and former executive officer named in the Summary Compensation Table under "Executive Compensation" and (iii) all directors and executive officers of the Corporation as a group. The information with respect to directors and executive officers has been obtained from the respective individuals and is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission") under which a person may be deemed to be the beneficial owner of a security if such person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within the next 60 days. Accordingly, the amounts shown in the following table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements.

                                                                                                                COMMON STOCK
                                                                                                          BENEFICIALLY OWNED AS A
                                   COMMON STOCK             SOLE VOTING AND        SHARED VOTING AND      PERCENTAGE OF OUTSTANDING
              NAME             BENEFICIALLY OWNED(1/)     DISPOSITIVE POWER(1/)    DISPOSITIVE POWER             COMMON STOCK
Edward P. Abbott                        23,658                     23,511                   147                       *
Jonathan E. Burroughs II(2/)           293,730                    250,632                43,098                       *
Charles D. Christy(3/)                   8,300                      5,000                 3,300                       *
Joseph P. Day                           11,500                      8,000                 3,500                       *
Richard J. Dolinski                      4,500                      4,500                 - 0 -                       *
John W. Ennest                         203,541                    203,541                 - 0 -                       *
Lawrence O. Erickson                   453,818                      7,975               445,843                     1.04%
William R. Hartman(4/)                  69,750                     69,750                 - 0 -                       *
Benjamin W. Laird                        5,030                      5,030                 - 0 -                       *
Stephen J. Lazaroff                     31,928                     31,928                 - 0 -                       *
Wayne G. Schaeffer                     111,109                    100,601                10,508                       *
William C. Shedd                        14,141                     14,141                 - 0 -                       *
James M. Van Tiflin                     27,496                     27,496                 - 0 -                       *
Robert J. Vitito                       323,592                    217,975               105,617                       *
Ada C. Washington                       10,262                     10,262                 - 0 -                       *
Jack S. Werner                          28,804                     28,804                 - 0 -                       *
Kendall B. Williams                     12,479                     12,407                    72                       *
James L. Wolohan(5/)                    25,191                     13,500                11,691                       *
All directors and executive
officers as a group (24) (6/)        1,799,255                  1,167,744               631,511                     4.14%

* Represents holdings of less than one percent.

(1/) The directors and officers listed in the table have the right to purchase the following number of shares pursuant to options which are exercisable currently or become exercisable within the next 60 days: Edward P. Abbott - 6,000; Jonathan E. Burroughs - 7,500; Charles D. Christy - 0; Joseph P. Day 7,500; Richard J. Dolinski - 3,000; John W. Ennest - 120,008; Lawrence O. Erickson - 7,500; William R. Hartman - 6,750; Benjamin W. Laird - 3,000; Stephen
J. Lazaroff - 7,500; Wayne G. Schaeffer - 100,601; William C. Shedd - 6,000; James M. Van Tiflin - 27,429; Robert J. Vitito - 160,080; Ada C. Washington - 7,500; Jack S. Werner - 24,756; Kendall B. Williams - 7,500; James L. Wolohan - 7,500.

(2/) The shares shown for Mr. Burroughs include 38,050 shares held in the Burroughs' Memorial Trust, for which Mr. Burroughs is one of five trustees. Mr. Burroughs disclaims beneficial ownership of such shares.

(3/) The shares shown for Mr. Christy include 5,000 shares which were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as executive vice president and chief financial officer of the Corporation. The transfer restrictions on 1,000 of these shares lapsed on December 3, 2002. In general, assuming his continued employment, the transfer restrictions on the remaining 4,000 shares will lapse at the rate of 1,000 shares per year on September 3 of each of the next four years.

(4/) The shares shown for Mr. Hartman include 20,000 shares which were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as president and chief executive officer of the Corporation. The transfer restrictions on 4,000 of these shares lapsed on May 26, 2002 and on February 26, 2003 the transfer restrictions on an additional 4,000 of the shares lapsed. In general, assuming his continued employment, the transfer restrictions on the remaining 12,000 shares will lapse at the rate of 4,000 shares per year on February 26 of each of the next three years.

(5/) The shares shown for Mr. Wolohan include 11,691 shares held by the Wolohan Family Foundation, of which Mr. Wolohan is a trustee. Mr. Wolohan disclaims beneficial ownership of such shares.

(6/) The directors and executive officers disclaim beneficial ownership of 49,741 of these shares. See also notes 2 and 5.

                              ELECTION OF DIRECTORS

         In accordance with the Corporation's restated articles of incorporation, the board of directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes will expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The directors whose terms expire at the 2003 annual meeting of shareholders ("Class II directors") are Joseph P. Day, Benjamin W. Laird, Ada C. Washington, and James L. Wolohan. Four nominees will be elected as Class II directors at the 2003 annual meeting of shareholders. The board of directors has nominated Messrs. Day, Laird and Wolohan and Ms. Washington for election. The term for the Class II directors will expire at the 2006 annual meeting of shareholders or upon the election and qualification of their successors. If any of the nominees should be unable to serve, the proxies may be voted for the election of such other person or persons as the board of directors may recommend or the number of directors will be automatically reduced by the number of nominees unable to serve if no substitute is recommended by the board of directors.

         On the basis of information presently available to the board of directors, only the four persons named above as nominees will be nominated for election as directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

         The name and age of each nominee and incumbent director, positions and offices currently held with the Corporation and its subsidiaries, his or her five-year business experience, and the year each became a director of the Corporation, according to information furnished by such nominees and incumbent directors, are set forth below.

CLASS II NOMINEES TO SERVE THREE (3) YEARS

                                                                                              BUSINESS EXPERIENCE DURING THE
                                                                                              PAST FIVE YEARS, DIRECTORSHIPS
                                                                             SERVED            IN CERTAIN CORPORATIONS, AND
                                                                        CONTINUOUSLY AS       PRINCIPAL OCCUPATION IF OTHER
                                        POSITIONS AND OFFICES WITH       A DIRECTOR OF          THAN CURRENT POSITION WITH
                              AGE    CORPORATION AND ITS SUBSIDIARIES     CORPORATION        CORPORATION AND ITS SUBSIDIARIES
        NAME
Joseph P. Day                  63    Director of Corporation and              1992        President, Banner Engineering &
                                     Director of Citizens Bank.                           Sales, Inc., a combustion engineering
                                                                                          and manufacturing firm.

Benjamin W. Laird              53    Director of Corporation and              2001        Attorney, Godfrey & Kahn, S.C.
                                     Director of Citizens Bank.

Ada C. Washington              52    Director of Corporation;                 1997        Community volunteer.
                                     Director of Citizens Bank; and
                                     Director of CB Wealth
                                     Management, N.A.

James L. Wolohan               51    Director of Corporation;                 1997        Chairman, President and Chief
                                     Director of Citizens Bank; and                       Executive Officer of Wolohan Lumber
                                     Director of CB Wealth                                Co., a retailer of lumber, building
                                     Management, N.A.                                     materials and home improvement
                                                                                          products.

CLASS III CONTINUING DIRECTORS - TERM EXPIRING IN 2004


                                                                                              BUSINESS EXPERIENCE DURING THE
                                                                                              PAST FIVE YEARS, DIRECTORSHIPS
                                                                             SERVED            IN CERTAIN CORPORATIONS, AND
                                                                        CONTINUOUSLY AS       PRINCIPAL OCCUPATION IF OTHER
                                         POSITIONS AND OFFICES WITH      A DIRECTOR OF          THAN CURRENT POSITION WITH
        NAME                   AGE    CORPORATION AND ITS SUBSIDIARIES    CORPORATION        CORPORATION AND ITS SUBSIDIARIES
Richard J. Dolinski            62     Director of Corporation and             2001        President and Chief Executive
                                      Director of Citizens Bank.                          Officer, Dolinski Associates, Inc., a
                                                                                          management consulting firm.

William R. Hartman             54     Chairman, President and Chief           2002        Chairman of Corporation from January
                                      Executive Officer of                                2003 to present. President and Chief
                                      Corporation and of Citizens                         Executive Officer of Corporation and
                                      Bank; and Chairman of CB Wealth                     Chairman, President and Chief
                                      Management, N.A.                                    Executive Officer of Citizens Bank
                                                                                          from February 2002 to present.
                                                                                          Chairman of CB Wealth Management,
                                                                                          N.A. from June 2002 to present.
                                                                                          Chairman, President and Chief
                                                                                          Executive Officer, Bank One,
                                                                                          N.A.-Ohio and Kentucky from May 2000
                                                                                          to February 2002.  Chairman,
                                                                                          President and Chief Executive
                                                                                          Officer, Bank One, Kentucky, N.A.
                                                                                          from January 1997 to May 2000.

Stephen J. Lazaroff            49     Director of Corporation and             1997        President, Diversified Precision
                                      Director of Citizens Bank.                          Products, Inc., a special cutting
                                                                                          tool manufacturer serving the
                                                                                          automotive and hydraulic fittings
                                                                                          industries.

William C. Shedd               63     Director of Corporation and             1982        Member of the law firm Shedd, Fraiser
                                      Director of Citizens Bank.                          & Grossman, PLLC from November 2001
                                                                                          to present. Of counsel to the law firm of
                                                                                          Winegarden, Shedd, Haley, Lindholm &
                                                                                          Robertson, PLC from December 1999 to
                                                                                          November 2001. Previously an attorney and
                                                                                          partner with such firm.

Kendall B. Williams            50     Director of Corporation and             1992        Attorney and Counselor,
                                      Director of Citizens Bank.                          The Williams Firm, P.C.

CLASS I CONTINUING DIRECTORS - TERM EXPIRING IN 2005

                                                                                             BUSINESS EXPERIENCE DURING THE
                                                                                             PAST FIVE YEARS, DIRECTORSHIPS
                                                                             SERVED           IN CERTAIN CORPORATIONS, AND
                                                                        CONTINUOUSLY AS       PRINCIPAL OCCUPATION IF OTHER
                                         POSITIONS AND OFFICES WITH      A DIRECTOR OF         THAN CURRENT POSITION WITH
        NAME                   AGE    CORPORATION AND ITS SUBSIDIARIES    CORPORATION       CORPORATION AND ITS SUBSIDIARIES
Edward P. Abbott               63     Director of Corporation and             1982        President and Chief Executive
                                      Director of Citizens Bank.                          Officer, Abbott's Meat, Inc., a
                                                                                          wholesale and retail meat
                                                                                          distributor.
Jonathan E.                    60     Director of Corporation and             1986        President, JEB Enterprises, an
    Burroughs II                      Director of Citizens Bank.                          investment consulting firm.
Lawrence O. Erickson           67     Director of Corporation and             1993        Chief Executive Officer, Four-Way
                                      Director of Citizens Bank.                          Tool & Die, Inc., an engineering
                                                                                          consulting firm for metal stamping
                                                                                          fabrication and tool manufacturing.

MEETINGS OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2002, seven meetings of the board of directors of the Corporation were held. During such period, all incumbent directors attended at least 75% of the aggregate of the number of meetings of the board of directors and the number of meetings held by the committees on which they serve.

         The Corporation has several committees on which members of the board of directors serve, including a compensation and human resources committee, a corporate governance and nominating committee, and an audit committee. The audit committee meets quarterly and on call when needed, and the compensation and human resources committee and the corporate governance and nominating committee meet on call.

         The COMPENSATION AND HUMAN RESOURCES COMMITTEE met six times during 2002 and is currently comprised of the following directors: Kendall B. Williams, chairman; Lawrence O. Erickson; Stephen J. Lazaroff; and James L. Wolohan. The responsibilities of the committee include approval of all aspects of corporate executive compensation and administration of the Corporation's compensation and benefits plans.

         The CORPORATE GOVERNANCE AND NOMINATING COMMITTEE met one time during 2002 and is currently comprised of the following directors: James L. Wolohan, chairman; Jonathan E. Burroughs II; Lawrence O. Erickson; Benjamin W. Laird; Stephen J. Lazaroff; and Ada C. Washington. The responsibilities of the committee are: to establish criteria for board and committee membership and to recommend committee appointments; to review candidates qualifications and possible conflicts; to assess contributions of current directors in relation to whether they should be renominated; to ensure that a substantial majority of directors are independent; to review the Corporation's process for providing information to the board of directors; to recommend corporate governance principles to the board of directors; to oversee and evaluate the effectiveness of the board; to determine a desirable balance of expertise among board members; to identify qualified candidates to fill board positions and provide aid in attracting them to the board of directors; to recommend the slate of director nominees to the board of directors for inclusion in the Corporation's proxy statement for election by the shareholders at the annual meetings; to consider director nominees proposed by shareholders; and to handle such other matters as may be properly delegated to the committee by the board of directors. Shareholders proposing director nominees at any annual meeting of shareholders must provide written notice of such intention, along with certain information regarding the proponent and the nominees as provided in the bylaws, to the secretary of the Corporation at least 90 days prior to an annual shareholders meeting for which such nominations are proposed. If the annual meeting date has been advanced to a date earlier than the last Thursday in January then notice of such intention must be given within 10 days after the first public disclosure of the date of the annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be given by the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

         The AUDIT COMMITTEE met eight times during 2002 and is currently comprised of the following directors: Edward P. Abbott, chairman; Joseph P. Day; Richard J. Dolinski; Benjamin W. Laird; and William C. Shedd. The responsibilities of the committee are primarily to oversee the Corporation's financial reporting process, and also include oversight of the internal accounting controls for and internal audit function of the Corporation and its subsidiaries; recommending to the board of directors the independent auditors to be retained to conduct the annual audit of the Corporation; reviewing the annual audit plan with the independent auditors and the internal auditors; oversight of the Corporation's legal, compliance, and ethics policies; and reviewing the results of the internal and independent audits of the Corporation.

REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by the board of directors, the audit committee of the board of directors (the "Audit Committee") assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. Each Audit Committee member is "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Listing Standards.

         The Audit Committee received and reviewed a statement from the independent auditors describing all relationships between the auditors and the Corporation that might bear on the auditors' independence, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

         The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2002 with management and the independent auditors.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors.

         The Audit Committee of the Board of Directors:
         Edward P. Abbott, Chairman
         Joseph P. Day
         Richard J. Dolinski
         Benjamin W. Laird
         William C. Shedd

COMPENSATION OF DIRECTORS

         During 2002, directors of the Corporation were paid an annual retainer of $14,500 plus the sum of $1,000 for attendance at each meeting of the board of directors. Non-officer directors were paid $600 for each committee meeting attended with the exception of the committee chairpersons who were paid $1,000. Committee members who are also employees of the Corporation do not receive fees for committee meeting attendance. In addition, each nonemployee director serving on the board of directors immediately following last year's annual meeting of shareholders received, pursuant to the Stock Compensation Plan, a grant of a non-qualified stock option to purchase 1,500 shares of Common Stock at an exercise price of $33.41, which was the fair market value per share of Common Stock on the date of last year's annual meeting of shareholders. Each such option becomes exercisable six months following the grant date and expires five years after grant.

EXECUTIVE OFFICERS

         The following information is provided for those officers currently designated as executive officers by the Corporation's board of directors and includes the president, chief financial officer, controller, and secretary of the Corporation, officers of the Corporation who are in charge of principal business units, divisions or functions, and officers of the Corporation or its subsidiaries who perform significant policy making functions for the Corporation.

                                                                                                  YEAR BECAME
                                                                                             EXECUTIVE OFFICER OF
        NAME                      AGE              FIVE-YEAR BUSINESS EXPERIENCE                THE CORPORATION
Marilyn K. Allor                  57     Senior Vice President and Director of Human                   2002
                                         Resources of Corporation and of
                                         Citizens Bank (June 1996 to present).

Daniel E. Bekemeier               46     Senior Vice President, Controller and Chief                   1996
                                         Accounting Officer of Corporation (April 2001 to
                                         present); Senior Vice President and Controller
                                         of Citizens Bank (April 1995 to present);
                                         Treasurer and Manager of Citizens Bank Consumer
                                         Finance, LLC (September 2000 to present);
                                         Treasurer and Manager of Citizens Bank Mortgage
                                         Company, LLC and its predecessor (October 1997
                                         to present).

Charles D. Christy                45     Executive Vice President and Chief Financial                  2002
                                         Officer of Corporation and of Citizens Bank
                                         (September 2002 to present); Director of
                                         Strategy and Acquisitions-Investment Management
                                         Group, Bank One Corporation (January 2002 to
                                         August 2002); Treasurer-Retail Line of Business,
                                         Bank One Corporation (January 2000 to January
                                         2002); Executive Vice President and Chief
                                         Financial Officer-Consumer Financial Services
                                         Division, Bank One Corporation (March 1997 to
                                         January 2000).

Roy A. Eon                        51     Executive Vice President and Manager of                       2002
                                         Operations and Technology of Corporation and of
                                         Citizens Bank (August 2002 to present); Manager
                                         of Operations and Technology, First Merchants
                                         Corporation (November 2001 to August 2002);
                                         Operations Manager, One Valley Bank Corporation
                                         (December 1999 to November 2001); National
                                         Deposit Operations Manager, Bank One Corporation
                                         (January 1997 to December 1999).

                                                                                                  YEAR BECAME
                                                                                             EXECUTIVE OFFICER OF
        NAME                      AGE              FIVE-YEAR BUSINESS EXPERIENCE                THE CORPORATION
Thomas W. Gallagher               50     General Counsel of Corporation (August 1988 to                1989
                                         present); Secretary of Corporation (January 1989
                                         to present); General Counsel and Secretary of
                                         Citizens Bank (August 1988 to present);
                                         Secretary and Manager of Citizens Bank Consumer
                                         Finance, LLC (September 2000 to present);
                                         Secretary and Manager of Citizens Bank Mortgage
                                         Company, LLC (October 1997 to present).

William R. Hartman                54     Chairman of Corporation (January 2003 to                      2002
                                         present); President and Chief Executive Officer
                                         of Corporation and Chairman, President and Chief
                                         Executive Officer of Citizens Bank (February
                                         2002 to present); Chairman, CB Wealth
                                         Management, N.A. (June 2002 to present);
                                         Chairman, President and Chief Executive Officer,
                                         Bank One, N.A.-Ohio and Kentucky (May 2000 to
                                         February 2002); Chairman, President and Chief
                                         Executive Officer, Bank One, Kentucky, N.A.
                                         (January 1997 to May, 2000).

Richard J. Mitsdarfer             54     Senior Vice President and General Auditor of                  2002
                                         Corporation (August 1990 to present);
                                         Senior Vice President and General
                                         Auditor of Citizens Bank (July 1987 to
                                         present).

Wayne G. Schaeffer                56     Executive Vice President of Corporation                       1987
                                         (December 1993 to present); Executive Vice
                                         President-Consumer Banking of Citizens Bank
                                         (June 2002 to present); President-South East
                                         Region of Citizens Bank (June 1996 to June
                                         2002); President and Manager of Citizens Bank
                                         Consumer Finance, LLC (September 2000 to
                                         present).

John D. Schwab                    58     Executive Vice President and Chief Credit                     2002
                                         Officer of Corporation and of Citizens Bank
                                         (November 2002 to present); Senior Vice
                                         President and Senior Credit Officer of Bank One
                                         Corporation (November 1998 to July 2002); Senior
                                         Vice President and Chief Credit Officer of
                                         Regional Bank, First Chicago NBD (July 1997 to
                                         November 1998).

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer, each of the four other most highly compensated executive officers who were serving as such at December 31, 2002 and the former chief executive officer and one other former executive officer of the Corporation (such current and former officers are referred to as the "Named Officers") for each of the last three calendar years:

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------
     NAME AND PRINCIPAL                           ANNUAL COMPENSATION                    LONG TERM
           POSITION                                                                     COMPENSATION
                                        ---------------------------------------------------------------------
                                                                  OTHER ANNUAL     RESTRICTED    SECURITIES      ALL OTHER
                                        SALARY ($)   BONUS ($)    COMPENSATION       STOCK       UNDERLYING    COMPENSATION(1/)
                                YEAR                                                              OPTIONS/          ($)
                                                                                                  SARS(#)
-------------------------------------------------------------------------------------------------------------------------------
 William R. Hartman             2002      442,211    20,000(3/)      72,420(4/)      27,862(5/)   225,000        61,575
 Chairman, President and
 Chief Executive Officer(2/)
------------------------------- ------- ------------ ----------- ---------------- ------------- ------------- -----------------
Wayne G. Schaeffer               2002     227,832       - 0 -                                       20,000         9,916
Executive Vice President         2001     200,707      65,516                                       27,400         8,651
                                 2000     187,078      14,413                                       30,000         8,253
------------------------------- ------- ------------ ----------- ---------------- ------------- ------------- -----------------
James M. Van Tiflin              2002     214,550       - 0 -                                       18,000         9,455
Executive Vice President         2001     192,621      72,068                                       22,100         8,267
                                 2000     172,937      12,436                                       26,000         8,214
------------------------------- ------- ------------ ----------- ---------------- ------------- ------------- -----------------
Charles D. Christy               2002      83,000     130,000(6/)     94,863(7/)       5,000(8/)    85,000       131,499
Executive Vice President
and Chief Financial Officer(2/)
------------------------------- ------- ------------ ----------- ---------------- ------------- ------------- -----------------
Jack S. Werner                   2002     197,785       - 0 -                                       16,000        10,396
Executive Vice President         2001     178,423      66,952                                       19,400         8,841
                                 2000     160,950      11,663                                       20,000         8,841
------------------------------- ------- ------------ ----------- ---------------- ------------- ------------- -----------------
Robert J. Vitito                 2002     550,000       - 0 -                                       50,000        33,807
Former Chairman, President       2001     516,950     264,532                                      116,000        32,180
and Chief Executive Officer(9/)  2000     489,999      52,376                                      114,000        32,580
------------------------------- ------- ------------ ----------- ---------------- ------------- ------------- -----------------
John W. Ennest                   2002     262,470       - 0 -                                       20,000       318,469
Former Vice Chairman and         2001     288,765      88,597                                       33,700        32,180
Chief Financial Officer(10/)     2000     281,036      19,491                                       32,000        32,580
-------------------------------------------------------------------------------------------------------------------------------

(1/) The amounts set forth in the "All Other Compensation" column for 2002 represent: (i) matching contributions on behalf of each of the Named Officers to the Corporation's Section 401(k) Plan in the amount of $9,000, except for Messrs. Hartman and Christy whose matching contributions were $2,877 and 0 respectively; (ii) insurance payments with respect to term life insurance as follows: Mr. Hartman $2,155, Mr. Schaeffer $916, Mr. Van Tiflin $455, Mr. Christy $260, Mr. Werner $1,396, Mr. Vitito $4,307 and Mr. Ennest $3,676; (iii) director fees in the amount of $19,500 paid to Mr. Hartman and $20,500 paid to each of Messrs. Vitito and Ennest for services as a director of the Corporation;
(iv) relocation assistance for each of Messrs. Hartman and Christy in the amounts of $37,043 and $131,239 respectively; and (v) severance payments paid to Mr. Ennest in the amount of $285,293 (see note 10 below).

(2/) Mr. Hartman was hired by the Corporation in February 2002 and Mr. Christy was hired in September 2002.

(3/) Represents a relocation bonus paid to Mr. Hartman as required by his employment agreement upon relocating his residence near the Corporation's headquarters to reimburse him for legal and other professional expenses incurred by him in connection with his acceptance of the position of president and chief executive officer of the Corporation.

(4/) The amount in the table represents (i) a country club initiation fee and annual dues of $44,900, (ii) an automobile allowance and related expenses of $17,028 incurred in connection with the discontinuation of the Corporation's automobile program, and (iii) a tax gross up of $10,492 associated with relocation benefits paid.

(5/) The shares shown for Mr. Hartman include 20,000 shares which were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as president and chief executive officer of the Corporation. The transfer restrictions on 4,000 of these shares lapsed on May 26, 2002 and on February 26, 2003 the transfer restrictions on an additional 4,000 of the shares lapsed. In general, assuming his continued employment, the transfer restrictions on the remaining 12,000 shares will lapse at the rate of 4,000 shares per year on February 26 of each of the next three years. In addition, Mr. Hartman voluntarily relinquished his right to receive a guaranteed cash bonus in the amount of $200,000 pursuant to the provisions of his employment agreement. In lieu of the bonus, Mr. Hartman received a grant of 7,862 shares of Common Stock (which had a fair market value of $200,000 on the date of grant). The Common Stock is not permitted to be sold as long as he remains employed by the Corporation. Of the 27,862 restricted shares shown for Mr. Hartman, 7,862 represent the converted bonus amount. At December 31, 2002, Mr. Hartman held 23,862 shares of restricted stock of the Corporation. Such shares are valued at $588,794 as of such date based on the average of the high and low trading prices as quoted on the Nasdaq National Market. Mr. Hartman is entitled to vote the restricted stock and to receive dividends thereon.

(6/) Represents a signing bonus paid to Mr. Christy in connection with his hiring and relocation to Michigan.

(7/) The amount in the table represents (i) a country club initiation fee of $42,500 and (ii) a tax gross up of $52,363 associated with relocation benefits paid.

(8/) The shares shown for Mr. Christy were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as executive vice president and chief financial officer of the Corporation. The transfer restrictions on 1,000 of these shares lapsed on December 3, 2002. In general, assuming his continued employment, the transfer restrictions on the remaining 4,000 shares will lapse at the rate of 1,000 shares per year on September 3 of each of the next four years. At December 31, 2002, Mr. Christy held 4,000 shares of restricted stock of the Corporation. Such shares are valued at $98,700 as of such date based on the average of the high and low trading prices as quoted on the Nasdaq National Market. Mr. Christy is entitled to vote the restricted stock and to receive dividends thereon.

(9/) Effective January 16, 2003, Mr. Vitito retired as chairman of the Corporation and, in connection therewith has also resigned his position as a member of the board of directors. Mr. Vitito, however, remains as an employee of the Corporation working on a part-time basis with an annual salary of $12,000.

(10/), Mr. Ennest discontinued his employment with the Corporation on November 1, 2002 pursuant to a mutually agreed upon arrangement entered into on June 20, 2002. Pursuant to such arrangement, Mr. Ennest is entitled to receive a total of $285,293, which was paid in a lump sum on November 27, 2002. In addition to such lump sum payment, Mr. Ennest is entitled to continued medical and dental insurance coverages for himself and his qualifying dependents until November 1, 2003, and professional outplacement assistance.

STOCK OPTION GRANTS

         The following table contains information concerning the grant of stock options under the Corporation's Stock Compensation Plan to the Named Officers during 2002.

------------------------------------------------------------------------------------------------------------------
                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------
                             INDIVIDUAL GRANTS(1/)
------------------------------------------------------------------------------------------------------------------
                        NUMBER OF        % OF TOTAL
                        SECURITIES        OPTIONS/                                         POTENTIAL REALIZABLE
                        UNDERLYING          SARS                                         VALUE AT ASSUMED ANNUAL
                         OPTIONS         GRANTED TO       EXERCISE OR                      RATE OF STOCK PRICE
                          /SARS         EMPLOYEES IN      BASE PRICE      EXPIRATION        APPRECIATION FOR
        NAME           GRANTED (#)      FISCAL YEAR         ($/SH)           DATE            OPTION TERM(2/)
                                                                                       ---------------------------
                                                                                            5%($)         10%($)
------------------------------------------------------------------------------------------------------------------
W.R. Hartman             225,000          25.43%             31.99            2/25/12     4,526,626    11,471,360
W.G. Schaeffer            20,000           2.26%             33.41            5/17/12       420,227     1,064,939
J.M. Van Tiflin           18,000           2.03%             33.41            5/17/12       378,205       958,445
C.D. Christy              85,000           9.61%             25.81             9/3/12     1,379,700     3,496,432
J.S. Werner               16,000           1.81%             33.41            5/17/12       336,182       851,951
R.J. Vitito               50,000           5.65%             33.41            5/17/07       461,528     1,019,857
J.W. Ennest               20,000           2.26%             33.41            5/17/12       420,227     1,064,939
------------------------------------------------------------------------------------------------------------------


(1/) These stock options are nonqualified stock options and except for those granted to Messrs. Hartman and Christy were granted on May 17, 2002 pursuant to the Corporation's Stock Compensation Plan. The stock options granted to Mr. Hartman were granted on February 25, 2002 in connection with his appointment as president and chief executive officer of the Corporation and the options granted to Mr. Christy were granted on September 3, 2002 in connection with his appointment as executive vice president and chief financial officer of the Corporation. All of the options granted are exercisable in whole or in part during the term thereof once vested. Generally, such options will become 100% vested after 5 years from the date of grant, but may vest earlier on a graduated basis in accordance with a pre-determined option vesting schedule. Such vesting schedule is based upon a rolling four quarter diluted earnings per share ("EPS") target for the Corporation (excluding extraordinary gains and losses). With respect to all options except for those granted to Messrs. Hartman and Vitito, a minimum vesting of 2% will occur upon the Corporation's achieving EPS of $2.28 and 100% vesting will occur upon the Corporation's achieving EPS of $2.86. With respect to the options granted to Mr. Hartman, a minimum vesting of 2% will occur upon the Corporation's achieving EPS of $2.26 and 100% will occur upon the Corporation's achieving EPS of $2.83. The options granted to Mr. Vitito became fully vested on November 17, 2002. In the event of a change in control of the Corporation, the options granted to all Named Officers will immediately become exercisable in full.

(2/) Such "potential realizable values" represent the value of such options at the end of their term, assuming a 5% and 10% appreciation in the price of the Common Stock compounded annually over the term without discounting for inflation. The actual value of such options is dependent upon actual appreciation in the market price of the Common Stock during the term of the options.

OPTION/SAR EXERCISES AND HOLDINGS

         The following table provides information, with respect to the Named Officers, about the exercise of options and/or stock appreciation rights ("SARs") during the last fiscal year, and the unexercised options and SARs held as of the end of the fiscal year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

---------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES
                         SHARES                          UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                      ACQUIRED ON        VALUE           OPTIONS/SARS AT FISCAL           MONEY OPTIONS/SARS AT
       NAME           EXERCISE (#)   REALIZED ($)                YEAR END (#)            FISCAL YEAR END ($)(1/)
                                                    --------------------------------- -------------------------------
                                                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
-------------------- --------------- -------------- ---------------- ---------------- --------------- ---------------
W.R. Hartman              - 0 -          - 0 -            6,750          218,250           - 0 -           - 0 -
W.G. Schaeffer            - 0 -          - 0 -          100,601           74,249         351,324         168,084
J.M. Van Tiflin          17,109        100,502           10,795           63,156           - 0 -         145,673
C.D. Christy              - 0 -          - 0 -            - 0 -           85,000           - 0 -           - 0 -
J.S. Werner              30,750        429,288           24,756           50,644          50,344         112,056
R.J. Vitito             127,500      1,534,102          210,080          211,920         286,961         638,719
J.W. Ennest               - 0 -          - 0 -          120,008           81,042         437,393         179,290
---------------------------------------------------------------------------------------------------------------------


(1/) The value set forth in the table was calculated by subtracting the exercise price of the options from the closing price of the Common Stock at year end and then multiplying the difference by the number of shares subject to such options.



PENSION PLANS

         Effective January 1, 2002, the Corporation's final average pay defined benefit pension plan was changed to a cash balance defined benefit pension plan. Although benefits earned through December 31, 2001 under the final pay pension plan are protected as minimum benefits and participants have a five-year window to elect either old or new benefits, all future benefits otherwise will be earned under the cash balance pension plan. Certain of the Named Officers also have supplemental retirement arrangements. These programs are described below.

         FINAL AVERAGE PAY PENSION PLAN. Under the old final average pay pension plan, retirement benefits payable as a life annuity at the normal retirement age of 65 were based on a participant's average monthly compensation and years of service. Compensation was averaged over the 60 consecutive months of the participant's last 120 months in which he or she received the greatest amount. Compensation was defined as the participant's base salary, exclusive of bonuses, overtime, and fringe benefits, but included the participant's 401(k) salary reduction contributions. However, annual compensation over the federal tax law limit was not considered. Benefits were not subject to offset for Social Security or other benefits.

         The following table shows the estimated annual pension benefits payable to the Named Officers at normal retirement age under the final average pay pension plan, based on remuneration that is covered under the plan, years of service with the Corporation and its subsidiaries, and cessation of accruals as of December 31, 2001.


                               PENSION PLAN TABLE

------------------------------------------------------------------------------------------------
                                              YEARS OF CREDITED SERVICE
    REMUNERATION
                            15            20              25             30              35
--------------------- ------------- ------------- --------------- -------------- ---------------
      $125,000           $29,000       $39,000         $49,000        $59,000         $69,000
       150,000            36,000        48,000          60,000         72,000          84,000
       175,000            43,000        57,000          71,000         86,000         100,000
       200,000            50,000        66,000          83,000         99,000         116,000
------------------------------------------------------------------------------------------------


         Covered remuneration for the Named Executives who participated in this plan is $164,000 for Messrs. Vitito, Ennest, and Schaeffer, $162,048 for Mr. Van Tiflin, and $143,620 for Mr. Werner. The estimated credited years of service for each named executive are as follows: Mr. Vitito, 34; Mr. Ennest, 19; Mr. Schaeffer, 18; Mr. Van Tiflin, 27; and Mr. Werner, 26. Messrs. Hartman and Christy did not participate in this plan.

         CASH BALANCE PENSION PLAN. As of January 1, 2002, each participant's age 65 lifetime annuity benefit under the final average pay pension plan was converted to a present value amount, based on stated assumptions of life expectancy and interest rates. This amount was then increased by 5% as a special one-time plan inception contribution, yielding each participant's January 1, 2002 opening cash balance in the cash balance pension plan, which is shown on the plan's records as a bookkeeping account.

         At the close of each subsequent year of participation in the plan, an employee's cash balance plan account is credited with two amounts. First, there is a credit of 4% of the participant's total compensation earned for the year. For this purpose, compensation includes a participant's base salary, plus bonuses, overtime and taxable fringe benefits, as well as any elective salary reduction contribution made by the participant to the Corporation's 401(k) plan. However, the plan does not consider annual compensation in excess of the federal tax law limit, which was $200,000 for 2002 and will also be $200,000 for 2003. Participants who are age 35 or older with at least 10 years of service as of December 31, 2001 also will receive an additional annual transition credit as follows: ages 35-39 0.5%; ages 40-44 1.5%; ages 45-49 2.5%; and ages 50 and older 3.0%. Second, each participant's bookkeeping account as of January 1 of each year is credited with interest at an assumed rate equal to the 30-year U.S. Treasury bond rate in effect for November of the previous year. The rate for November 2001 was 5.12%, which is the rate that was used for 2002; the rate for November 2002 was 4.96%, and that rate will be used for 2003.

         Participants in the cash balance plan are entitled to a lump sum distribution of their accumulated bookkeeping account upon retirement or may elect to have this balance transferred to one of various lifetime annuity options using the plan's stated actuarial assumptions for the age at which payments are to begin. There is no offset for Social Security or other benefits. Estimated lump sum benefits, based on projected future earnings and interest rates, and corresponding annual lifetime annuity amounts, payable at age 65 to each of the Named Officers, are as follows:

--------------------------------------------------------------------------------------------------------------------
                                          PROJECTED LUMP SUM BALANCE PLAN        ALTERNATIVE ANNUAL LIFE ANNUITY
                NAME                             BENEFIT AT AGE 65                      BENEFIT AT AGE 65
--------------------------------------------------------------------------------------------------------------------
W.R. Hartman                                          $124,026                               $10,716
W.G. Schaeffer                                        $601,548                               $58,680
J.M. Van Tiflin                                       $859,083                               $83,124
C.D. Christy                                          $279,125                               $24,120
J.S. Werner                                           $787,600                               $76,212
R.J. Vitito                                           $946,436                               $89,772
J.W. Ennest                                           $596,379                               $52,608
--------------------------------------------------------------------------------------------------------------------

         The Corporation has an agreement with each of Messrs. Hartman, Vitito, and Ennest providing that they will be entitled to receive a supplemental benefit from the Corporation if the sum of their pension benefits under the plans described above and Social Security retirement benefits at age 65 do not equal a stated minimum amount. That amount is 60% for Mr. Hartman, 60% for Mr. Vitito, and 50% for Mr. Ennest, of their average annual base salary and bonus over the consecutive 36-month period in which they received the highest compensation during their final 60 months of employment, with appropriate percentage reductions in the event of their retirement before age 65. For Messrs. Hartman, Vitito, and Ennest, these minimum benefits payable annually for life at age 65 are estimated to be $450,000, $374,771 and $167,322, respectively. If their pension and Social Security benefits exceed these amounts, no supplemental benefits are payable.

CHANGE IN CONTROL, SEVERANCE AND EMPLOYMENT AGREEMENTS

         The Corporation has change in control agreements with each of the Named Officers, except for Messrs. Ennest and Vitito, whose agreements terminated in November 2002 and January 2003, respectively. Each agreement provides severance benefits to the Named Officer if there is a change in control of the Corporation and the Named Officer's employment with the Corporation is actually or constructively terminated at any time within three months prior to or on the date of such change in control, or within twenty-four months thereafter. A "change in control" of the Corporation is generally defined as the acquisition by any person or group of 20% or more of the outstanding Common Stock in a transaction which has not been approved by a majority of the board of directors, a liquidation or dissolution of the Corporation, a sale of substantially all of the assets of the Corporation, a merger, consolidation or combination in which the shareholders of the Corporation immediately before such a transaction do not continue to control more than 65% of the voting power of the resulting entity or, under certain circumstances, a change in the majority of the members of the board of directors within a two-year period. A Named Officer's employment is deemed to have been constructively terminated following a change in control if
(i) there is a significant reduction in the scope of the Named Officer's authority or in the extent of such Officer's powers, functions, duties or responsibilities, (ii) there is a reduction in the Named Officer's rate of compensation, (iii) fringe benefits are not provided to such Named Officer on a basis commensurate with other executives of the Corporation, or (iv) there are changes in the Named Officer's responsibilities which would require moving such Officer's job location outside of lower Michigan.

         Each change in control agreement continues until two years after a change in control of the Corporation and generally provides severance benefits of a lump-sum payment equal to three years salary and three years bonus plus medical, dental and life insurance coverage for a period of three years. Further, each change in control agreement provides for additional payments to make the Named Officer whole, on an after-tax basis, for any excise tax imposed by Section 4999 of the Code. Any Named Officer whose employment is terminated and who thereafter receives the benefits provided under such change in control agreement may not, for a period of twenty-four months following termination of employment, accept employment, consult for or otherwise assist any other financial institution which conducts business from a location within fifty (50) miles of any location of the Corporation or its subsidiary banks.

         The employment of Mr. John W. Ennest, as executive vice president and chief financial officer of the Corporation, was discontinued on November 1, 2002, pursuant to a mutually agreed upon arrangement. Pursuant to such arrangement, Mr. Ennest is entitled to receive a total of $285,293, which was paid to him in a lump sum on November 27, 2002. In addition to such lump sum payment, Mr. Ennest is entitled to continued medical and dental insurance coverages for himself and his qualifying dependents until November 1, 2003 and professional outplacement assistance. In exchange for the foregoing, Mr. Ennest has agreed to a release of all claims against the Corporation and to a two year non-compete and non-solicitation provision.

         The Corporation entered into an employment agreement with Mr. Hartman in February 2002 in connection with his appointment as president, chief executive officer and a director of the Corporation. The agreement provides for a minimum base salary of $525,000, a restricted stock award of 20,000 shares, an initial stock option award of 225,000 option shares with a subsequent guaranteed option award for 2003 of an additional 225,000 option shares, participation in the Corporation's management incentive plan with a minimum cash bonus for 2002 of $200,000, participant in a supplemental executive retirement plan, various perquisites, relocation benefits (including a $20,000 relocation bonus), and change of control protection under a change in control agreement (described above). If Mr. Hartman's employment is terminated without cause, he is entitled to a lump sum payment equal to three times his current base salary plus his average annual bonus over the preceding three years, and all outstanding options and restricted stock held by him will immediately vest. Mr. Hartman has agreed not to compete with the Corporation during the term of the agreement or for three years after termination. The initial term of the employment agreement extends to February 25, 2005, and automatically extends for an additional year beginning on the first anniversary of the date of the agreement unless either party gives notice of non-renewal. In December 2002, the agreement was amended to provide for the value of the guaranteed cash bonus to be paid to Mr. Hartman in Common Stock and in January 2003 the initial term of the agreement was extended from three years to five years.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation and human resources committee (the "Compensation Committee") of the board of directors of the Corporation presently consists of four directors who are not employed by the Corporation and are not eligible to participate in any of the Corporation's benefit plans other than the Stock Compensation Plan and the Directors Deferred Compensation Plan. The following report is submitted by the Compensation Committee.

         OVERVIEW AND PHILOSOPHY. The Compensation Committee, pursuant to authority delegated by the board of directors of the Corporation, is responsible for determining and implementing compensation and benefit systems for executive officers and other employees of the Corporation. The Compensation Committee determines the annual salaries and other compensation for executive officers based upon recommendations from the Corporation's chief executive officer, as well as information from the Corporation's human resources department and independent outside consultants. With respect to the compensation of the Corporation's chief executive officer, in addition to the utilization of the Corporation's human resources department and independent outside consultants, the members of the board of directors also provide input and recommendations. The Compensation Committee's determinations relating to executive compensation are intended to:

         * align the financial interests of the executive officers with the long-term interests of the Corporation's shareholders;

         * attract and retain high performing executive officers to lead the Corporation to greater levels of profitability; and

         * motivate executive officers to attain the Corporation's performance goals by placing a significant portion of such officers' financial reward at risk relative to achievement of Corporate goals.

         In furtherance of these objectives, the compensation package structured for the Corporation's executive officers has three primary components: base compensation (including salary, pension, welfare benefits and perquisites), annual cash bonus awards, which may be made under the Management Incentive Plan ("MIP") or otherwise, for performance during the year, and long term, stock-based compensation generally awarded under the Corporation's Stock Compensation Plan (the "Plan"). This Plan provides for stock-based compensation and is intended to motivate participants and promote the long-term growth and profitable operation of the Corporation.

         BASE COMPENSATION. Given the Compensation Committee's continuing emphasis on performance-based long-term and short-term compensation, base compensation for executive officers has been established by the Compensation Committee at competitive levels based upon information available to the Compensation Committee relating to compensation for corresponding executive positions at similarly situated financial institutions, some of which are included in the 50 Bank Index shown in the Shareholder Return Graph. Executive officer salaries are evaluated by the Compensation Committee on a periodic basis utilizing information from independent outside compensation consultants, the Corporation's human resources department and the Corporation's chief executive officer. Input from the members of the Corporation's board of directors is utilized with respect to the salary of the chief executive officer. To determine the actual base salary for each executive officer, the Compensation Committee also takes into account individual performance, experience, and unique contributions or needs for certain expertise required by the Corporation.

         Base Compensation of Chief Executive Officer. Robert J. Vitito and William R. Hartman both served in the capacity of chief executive officer during 2002. Mr. Hartman became employed as the president and chief executive officer of the Corporation on February 25, 2002 and pursuant to his employment agreement was not eligible for a merit increase during that year. His salary was determined pursuant to negotiations between the Corporation and Mr. Hartman prior to his hiring. In establishing Mr. Hartman's compensation, the Committee believes that his base salary is somewhat below the median for chief executive officers of peer banks reflected in the KBW 50 index shown in "Shareholder Return." With respect to Mr. Vitito, the Committee reviewed his performance for 2001 in December of that year and awarded him a 6.4% merit increase effective January 1, 2002. In support of such increase, the Compensation Committee noted the balance sheet restructuring initiatives that had been completed under the direction of Mr. Vitito including the selling of the credit card portfolio as well as the F&M Bank-Minnesota franchise and the securitization of a $247 million portfolio of seasoned mortgage loans. The Compensation Committee also noted that under Mr. Vitito's direction the majority of the Corporation's new mortgage loan production was sold into the secondary market throughout 2001 and the commercial loan portfolios of the F&M subsidiary banks were decreased in size in a transition process which involved refocusing these portfolios to target markets consistent with the Corporation's overall business strategy. The Compensation Committee noted that Mr. Vitito's efforts to restructure the Corporation's balance sheet during 2001 effectively reduced the Corporation's interest rate risk and decreased its reliance on borrowed funds. Moreover, the Compensation Committee emphasized the savings and efficiencies that will be achieved prospectively through the Corporation's divestiture of its credit card portfolio and its only bank in Minnesota.

         BONUS COMPENSATION. All of the Corporation's executive officers participate in the MIP. The MIP is designed to motivate participating officers of the Corporation and its subsidiaries to achieve strategic goals; to strengthen links between pay and performance; and to align management more closely with the interests of shareholders. The amount of an individual's MIP award is a function of (i) the salary midpoint for the individual's position,
(ii) the "participation rate" established by the Compensation Committee for the individual (15% for lower level executive officers to 50% for the Chief Executive Officer), (iii) the performance of the Corporation, and (iv) the extent to which the individual achieved agreed-upon objectives for the year. As a general practice under the MIP, no amounts will be awarded unless the Corporation's earnings target for the year equals or exceeds 96.5% of the earnings target approved by the Corporation's board of directors for that year. At such level, awards will be made at 50% of the targeted bonus amount. Award payouts will increase as the Corporation's earnings increase up to an amount not to exceed 150% of the targeted bonus amount.

         Chief Executive Officer Award. Inasmuch as the Corporation did not achieve its profit plan target for 2002, neither Mr. Hartman nor Mr. Vitito received a bonus under the MIP. Pursuant to the provisions of his employment agreement, Mr. Hartman was entitled to a guaranteed cash bonus for 2002 in the amount of $200,000. Mr. Hartman voluntarily relinquished his right to receive this bonus in cash and in lieu thereof he received a grant of 7,862 shares of Common Stock (which had a fair market value of $200,000 on the date of grant). The Common Stock is not permitted to be sold as long as he remains employed by the Corporation.

         LONG-TERM STOCK-BASED COMPENSATION. The Corporation's Stock Compensation Plan provides for a variety of different types of compensation arrangements, such as stock options, restricted stock and stock appreciation rights, which increase in value as the value of the Common Stock increases. The purpose of these and similar long-term compensation arrangements is to more closely align the financial interests of executive officers and other key employees with the long-term interests of the Corporation's shareholders by linking a significant portion of their compensation directly to stock price growth or decline.

         In furtherance of such purpose, the Compensation Committee generally makes annual grants to executive officers of stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options vest and generally become exercisable as the Corporation's EPS increases in accordance with a vesting schedule pertaining to such option grants. The Compensation Committee has adopted option grant guidelines to reflect competitive practices of other similarly situated financial institutions. These guidelines, implemented by the Compensation Committee with the assistance of the Corporation's outside compensation consultants, employ a modified Black-Scholes option valuation model to estimate the present value of long-term incentive compensation for corresponding executive positions at similarly situated and performing financial institutions. A similar analysis is performed to determine the comparative value of an option to be awarded. Based upon this information and other information concerning compensation practices within the financial services industry, an appropriate participation rate is assigned for each of the executive officers in the Plan. The option grant size for each executive officer is then determined by dividing the product of the position's salary mid-point and participation rate by the derived fair market value of an option to be awarded under the Plan, subject to being increased or decreased by the Compensation Committee based upon its evaluation of the officer's individual performance.

         Chief Executive Officer Long Term Compensation. Mr. Hartman received an option grant in connection with his hiring and therefore did not receive an additional grant with the other executive officers. Mr. Vitito received an option grant of 50,000 shares during 2002. The option grant provided that the options would be fully vested within six months and would be exercisable for a period of five years. In making such grant the Committee took into consideration Mr. Vitito's significant assistance in planning and implementing a smooth and efficient transition of the president and chief executive officer responsibilities from himself to Mr. Hartman.

         Deductibility of Executive Compensation. Section 162(m) of the Code restricts the deductibility of executive compensation paid to the Corporation's Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1,000,000 in annual compensation (including gain from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). The Plan and its predecessor plans contain a restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under the Plan and its predecessor plans to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility.

         The Compensation Committee does not believe that other components of the Corporation's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility and has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

LAWRENCE O. ERICKSON                               KENDALL B. WILLIAMS

STEPHEN J. LAZAROFF                                JAMES L. WOLOHAN

SHAREHOLDER RETURN

         Set forth below is a graph which summarizes the cumulative return experienced by the Corporation's shareholders over the past five years compared with the S&P 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index. Such presentation assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.


                            Cumulative Total Returns
                       Five Years Ended December 31, 2002
                                Value At Year End


                                  [LINE GRAPH]

--------------------------------------------------------------------------------------
                 1997         1998         1999         2000         2001         2002
--------------------------------------------------------------------------------------
Citizens         $100         $100         $ 69         $ 94         $110         $ 86
KBW 50           $100         $108         $105         $125         $120         $112
S&P 500          $100         $129         $156         $141         $125         $ 97
--------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND CERTAIN TRANSACTIONS AND RELATIONSHIPS

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Messrs. Lawrence O. Erickson, Stephen J. Lazaroff, Kendall B. Williams, and James L. Wolohan served on the Compensation Committee throughout the last completed fiscal year. None of these individuals are or have been employees of the Corporation.

         OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS. During 2002, the banking subsidiaries of the Corporation had, and expect to have in the future, banking transactions, in the ordinary course of business, with directors, officers and their associates. These transactions were made on substantially the same terms, including interest rate charges and collateral requirements, as comparable transactions made with unrelated parties prevailing at the time of such transactions and did not involve more than the normal risk of collectability or present other unfavorable features.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Corporation's directors, executive officers and any persons holding more than 10% of the Common Stock (collectively, the "Reporting Persons") are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Corporation is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Commission, all required reports of Reporting Persons have been timely filed with the Commission for 2002, except that two Forms 4 relating to two transactions for director Joseph P. Day, were filed late and one Form 4 relating to one transaction for executive vice president, Jack S. Werner was filed late.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

GENERAL

         In 2002, Ernst & Young LLP ("E&Y") performed audit and audit related services for the Corporation and its subsidiaries which included examination of the consolidated financial statements of the Corporation, and consultation with the Corporation and its subsidiaries on accounting and reporting matters. The Audit Committee has recommended the appointment of E&Y as independent auditors for 2003 and the board of directors is expected to approve the appointment of E&Y at the board's April 2003 meeting. Representatives of E&Y will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions that may be asked by shareholders.

FEES

         AUDIT FEES. E&Y billed the Corporation a total of $409,900 and $438,500 for professional services in connection with the audit of the financial statements for 2002 and 2001, respectively, and review of the quarterly financial statements during each such year.

         AUDIT RELATED FEES. E&Y billed the Corporation a total of $92,965 and $95,285 during 2002 and 2001, respectively, for assurance and related services that were reasonably related to the performance of the audit and review of the financial statements, including audits of the Corporation's benefit plans and a report on controls relating to employee benefit plans operated through its wholly owned subsidiary CB Wealth Management, N.A.

         TAX FEES. E&Y billed the Corporation a total of $43,784 and $432,350 during 2002 and 2001, respectively, for tax compliance, tax advice and tax planning services, including tax advice and assistance with the implementation of state tax planning strategies.

         ALL OTHER FEES. E&Y billed the Corporation a total of $893,920 and $1,506,298 for other services rendered during 2002 and 2001, respectively, relating primarily to the outsourcing of certain financial and credit audits. Effective January 1, 2003, the accounting firm of Crowe Chizek & Co. LLP was engaged by the Audit Committee of the board of directors to replace E&Y in the performance of the outsourced internal audit function and the credit audit function was internalized beginning in 2002.

                              SHAREHOLDER PROPOSALS

         Any proposal by a shareholder of the Corporation to be considered for inclusion in the proxy statement for the 2004 annual meeting must be received by Thomas W. Gallagher, the secretary of the Corporation, by the close of business on November 14, 2003. In addition to applicable rules of the Commission for inclusion of shareholder proposals in the Corporation's proxy statement, the Corporation's bylaws provide that, in order for a shareholder proposal to be properly brought before the annual meeting, written notice of such proposal must be given by the shareholder to the secretary of the Corporation, either by personal delivery or by United States mail, postage prepaid, not later than 90 days in advance of such meeting. If the annual meeting date has been advanced to a date earlier than the last Thursday in January, then in order to be brought properly before the annual meeting, notice of such proposal must be given within 10 days after the first public disclosure of the date of such meeting in accordance with the procedures set forth in the Corporation's bylaws. The Corporation also expects the persons named as proxies for the 2004 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Corporation with written notice of such proposal during the period provided in the Corporation's bylaws.

                                  OTHER MATTERS

         The board of directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                       CITIZENS BANKING CORPORATION

                                       /s/ Thomas W. Gallagher
                                       -----------------------
                                       Thomas W. Gallagher
                                       General Counsel and Secretary


Flint, Michigan
March 14, 2003

[CITIZENS BANKING CORP. LOGO]
                                                 MEETING OF STOCKHOLDERS
                                                 OF CITIZENS BANKING CORPORATION
                                                 April 15, 2003
                                                 10:00 a.m.
                                                 Presidential Ballroom
                                                 Holiday Inn, Gateway Centre
                                                 Flint, Michigan



                                                 HOLDER ACCOUNT NUMBER


MAP TO ANNUAL MEETING:

    HOLIDAY INN GATEWAY CENTRE
    US 23/HILL ROAD
    FLINT, MICHIGAN 48507
    (PARK IN REAR FOR CONFERENCE CENTRE)



[MAP]                                  -FROM NORTH: I-75 South to South U.S. 23.
                                        Exit Hill Road (East).

                                       -FROM EAST AND WEST: I-69 to I-75 South
                                        to U.S. 23 South.
                                        Exit Hill Road (East).

                                       -FROM WEST: I-94 to U.S. 23 North.
                                        Exit Hill Road (East).

                                       -FROM SOUTH: I-75 North to I-475 North to
                                        Hill Road (West).
                                        Exit Hill Road West (left)

[CITIZENS BANKING CORP. LOGO]



                                                                                                               HOLDER ACCOUNT NUMBER


                                                                                 [ ]  Mark this box with an X if you have made
                                                                                      changes to your name or address details above.





------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------
A   ELECTION OF DIRECTORS        PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED.

1.  Election of Directors -- Class II (three year term):


                            FOR         WITHHOLD

01 - Joseph P. Day          [ ]           [ ]

02 - Benjamin W. Laird      [ ]           [ ]

03 - Ada C. Washington      [ ]           [ ]

04 - James L. Woloham       [ ]           [ ]







B    AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both must sign. When signing as Attorney, Executor, Personal
Representative, Administrator, Trustee or Guardian, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by President or other authorized officer. If signing on behalf of a partnership, please sign in partnership name by authorized person.



Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box   Date (dd/mm/yyyy)

__________________________________________________   __________________________________________________   ________________________



--------------------------------------------------------------------------------
PROXY - CITIZENS BANKING CORPORATION
--------------------------------------------------------------------------------


 PROXY BY THE BOARD OF DIRECTORS
 FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 15, 2003

 The undersigned shareholder of Citizens Banking Corporation (the "Corporation") hereby appoints Richard J. Dolinski and Lawrence O. Erickson, or either of them, my proxies or proxy, with full power of substitution to vote all shares of stock of the Corporation that the undersigned would be entitled to vote at the annual meeting of shareholders of the Corporation to be held in the Presidential Ballroom located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Tuesday, April 15, 2003, at 10:00 a.m. local time, and at any adjournments thereof upon the election of directors as set forth on the reverse side of this proxy, all of whom are being proposed by the board of directors, and in their discretion, upon such other matters as may properly come before the meeting including the election of any person to the board of directors where a nominee named in the proxy statement dated March 14, 2003 is unable to serve or, for good cause, will not serve. UNLESS A CONTRARY INSTRUCTION IS PROVIDED, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR EACH NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY.

 For participants in the Corporation's Amended and Restated Section 401(k) Plan ("Plan"), this card also provides voting instructions to the Trustee under the Plan for the undersigned's allowable portion, if any, of the total number of shares of common stock of the Corporation held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

 The undersigned acknowledges receipt of the notice of annual meeting of shareholders and the proxy statement dated March 14, 2003 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

 (Continued and to be signed on reverse side.)

                                                                SEE REVERSE SIDE



INTERNET AND TELEPHONE VOTING INSTRUCTIONS
YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within the U.S. and Canada)
  - Call toll free 1-866-463-1149 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  - Enter the HOLDER ACCOUNT NUMBER (EXCLUDING THE LETTER "C") AND PROXY ACCESS NUMBER located below.

  -  Follow the simple recorded instructions.

     Option 1: To vote as the Board of Directors recommends on ALL proposals:
               Press 1.

               When asked, please confirm your vote by pressing 1.

     Option 2: If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.


HOLDER ACCOUNT NUMBER C0123456789

To vote using the Internet
     - Go to the following web site:
       WWW.COMPUTERSHARE.COM/US/PROXY

     - Enter the information requested on your computer screen and follow the simple instructions.



PROXY ACCESS NUMBER 12345

IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD.

PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 01:00, LOCAL TIME, ON APRIL 15, 2003. THANK YOU FOR VOTING

REMINDER


Dear Shareholder(s):

Enclosed you will find material relating to the Corporation's 2003 annual meeting of shareholders. The notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting, as summarized on the attached proxy card.


Sincerely,

Ryan P. Mathews
Investor Relations Manager